UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2007

PRESSTEK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-17541	02-0415170

(Commission File Number)	(IRS Employer Identification No.)

55 Executive Drive
Hudson, New Hampshire	03051-4903

(Address of Principal Executive Offices)	(Zip Code)

(603) 595-7000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATION

Item 2.05 Costs Associated With Exit or Disposal Activities.

On October 25, 2007, the executive management of Presstek, Inc. (“the Company”), announced the commitment to an expense and workforce reduction plan (the “Plan”). The Plan includes the following restructure related action items:

•	Consolidation of warehousing facilities into the Des Plaines Ill. Facility. Consolidation of financial & administrative activities currently performed in Toronto with Hudson, NH.
•	Consolidation of the Customer Care activities for North American services and parts sales into the Hudson, NH operation

•	Restructure of the Sales and Service organizations to improve operating efficiencies
•	Consolidate Inside sales organization into Des Plaines Ill facility, exit existing leases.

Type of Restructure Cost	Estimated Range of Restructure Cost
Termination benefits	$2.9 million to $3.3 million
Lease terminations	$0.3 million to $0.4 million
Asset write-offs	$0.2 million to $0.3 million
Other (1)	$0.2 million to $0.3 million

(1)	Other costs primarily consist of costs to transfer product from one facility to another.

As a result, the Company plans to incur severance costs related to a 9% headcount reduction from various areas of operations.  Restructure related activities under the Plan are expected to be substantially completed by the end of Q2 2008.

The Company expects the total cash outlay associated with the restructure activities of the Plan to be in the range of approximately $3.7 million to $3.9 million.

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this Current Report on Form 8-K, , including without limitation statements regarding the Company’s restructuring Plan and with respect to compensation expense, restructuring and other charges, , are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. The Company’s actual costs of its restructuring Plan may vary materially from its current estimates due to lower or higher than anticipated reductions in employee headcount or lesser or greater expenses than those anticipated. Also, in addition to the risks and uncertainties of ordinary business operations and conditions in the general economy and the markets in which the Company competes, the forward-looking statements of the Company contained in this Current Report on Form 8-K are also subject to the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2006, and other SEC filings. All forward-looking statements speak only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESSTEK, INC. (Registrant)
Date: October 31, 2007	/s/ Jeffrey Cook
Jeffrey Cook Senior Vice President and Chief Financial Officer